UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) April 28, 2004

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

April 28, 2004

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Institutional Shareholder Services (“ISS”) requested that Navigant International, Inc. (“Navigant”) provide ISS with additional information about fees that Navigant reported in its proxy statement for its 2004 Annual Meeting of Shareholders and Navigant’s future intentions regarding the establishment of a nominating committee of the Board of Directors. ISS further requested that Navigant publish this information either in a Form 8-K filing or in a press release. The following is the information Navigant provided to ISS:

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth supplemental information concerning fees billed by PricewaterhouseCoopers LLP for services rendered to Navigant for the fiscal year ended December 28, 2003:

Audit Fees	$333,000
Audit-Related Fees	100,000
Tax Fees-Preparation and Compliance	105,000

Total Audit Fees, Audit-Related Fees and Tax Fees—Preparation and Compliance	538,000

Other Non-audit Fees:
Tax Fees-Other (1)	392,000
All Other Fees	3,000

Total-Other Fees	395,000

Total-Fees	$933,000

(1)	Tax Fees-Other includes tax planning of $283,000, tax advice on implications of mergers and acquisitions of $8,000, and other tax advice of $101,000.

NOMINATING COMMITTEE

As reported in Navigant’s proxy statement for its 2004 Annual Meeting of Shareholders, its Board of Directors adopted nominating procedures under which nominees to the Board are selected and recommended by the independent directors of the Company, and final nominations or appointments are made by a majority vote of the independent directors. Disregarding this process, ISS has requested that Navigant establish a formal “Nominating Committee” of independent directors. Although there appears to be no substantive difference between the Company’s nominating process and that requested by ISS, management will, nevertheless, recommend that the Board, at its next meeting, establish a “Nominating Committee” of independent directors.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 28, 2004

NAVIGANT INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief
Financial Officer and Treasurer
(Principal Financial and
Accounting Officer)